 Exhibit 99.1

15985 East High Street

P. O. Box 35

Middlefield, Ohio 44062

Phone: 440/632-1666 FAX: 440/632-1700

www.middlefieldbank.bank

PRESS RELEASE

Company Contact:	Investor and Media Contact:
Ronald L. Zimmerly, Jr. President and Chief Executive Officer Middlefield Banc Corp. (419) 673-1217 rzimmerly@middlefieldbank.com	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Middlefield Banc Corp. Reports 2025 Six-Month Financial Results

MIDDLEFIELD, OHIO, July 22, 2025  ◆◆◆◆ Middlefield Banc Corp. (NASDAQ: MBCN) today reported financial results for the six months ended June 30, 2025.

2025 Second-Quarter Financial Highlights (on a year-over-year basis):

●	Earnings per share increased 46.2% year-over-year to $0.76 per diluted share
●	Asset quality improved from the 2024 fourth quarter with nonperforming assets to total assets decreasing by 32 basis points to 1.30%
●	Net interest margin expanded 37 basis points to 3.88% and increased 19 basis points from the 2025 first quarter
●	Total loans increased $84.2 million, or 5.6% to a record $1.58 billion
●	Total assets increased $96.2 million, or 5.3% to a record $1.92 billion
●	Book value increased 4.3% to $26.74 from $25.63 per share, while tangible book value(1) increased 6.1% to $21.60 from $20.37 per share

(1) See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”

“The second quarter of 2025 was another strong quarter of growth, profitability and value creation for Middlefield,” stated Ronald L. Zimmerly, Jr., President and Chief Executive Officer. “Total loans have increased at an 8.2% annualized rate since the beginning of the year to a record $1.58 billion, asset quality continued to improve sequentially, and our net interest margin for the second quarter of 2025 expanded 37 basis points year-over-year to 3.88%.  These results led to strong growth in profitability during the quarter.  Net income also benefited from a $1.2 million net gain on the exchange of real estate associated with the relocation of our Westerville, Ohio branch.  Relocating our Westerville office is a great opportunity, supported by favorable demographics and underscores our multi-year strategy to expand our presence in the Central Ohio region. We expect our new Westerville branch to open in the second half of 2025.”

“I am pleased by the strong start to 2025 and the direction we are headed.  We remain focused on investing in our platform, which includes upgrades to our technology infrastructure, adding new, experienced commercial bankers, and pursuing opportunities to expand Middlefield across our compelling Ohio markets.  As a result of these efforts and the contributions of our high-performing team, we expect additional loan and core deposit growth to benefit profitability throughout the remainder of 2025,” concluded Mr. Zimmerly.

Income Statement

Net interest income for the 2025 second quarter increased 15.6% to $17.4 million, compared to $15.1 million for the 2024 second quarter. The net interest margin for the 2025 second quarter was 3.88%, compared to 3.51% for the same period of 2024. Net interest income for the six months ended June 30, 2025, increased 11.6% to $33.5 million, compared to $30.1 million for the same period last year. The increase was primarily due to strong loan growth, a decrease in FHLB advances, and an overall decline in rates for deposits. Net interest margin for the six months ended June 30, 2025, was 3.79%, compared to 3.53% last year.

Noninterest income for the 2025 second quarter was $3.1 million, compared to $1.8 million for the same period the previous year. For the six months ended June 30, 2025, noninterest income increased $1.5 million to $5.0 million, compared to $3.6 million for the same period in 2024.  In April 2025, Middlefield completed an exchange of real estate with the City of Westerville, Ohio for a parcel of land that had a fair value of $1.5 million. In exchange, Middlefield transferred land and a building with related furnishings associated with its current branch located in Westerville, Ohio. The transferred branch had a net book value of $221,000. The exchange of real estate transaction resulted in a one-time, non-cash gain of $1.2 million.

For the 2025 second quarter, noninterest expense was $13.7 million, compared to $11.9 million for the 2024 second quarter. Noninterest expense for the six months ended June 30, 2025, was $25.8 million, compared to $23.9 million for the same period in 2024. Noninterest expense for the 2025 second quarter included a $700,000 loss associated with recording a separate property located in Westerville, Ohio as held for sale.

Net income for the 2025 second quarter was $6.2 million, or $0.76 per diluted share, compared to $4.2 million, or $0.52 per diluted share, for the same period last year. Net income for the six months ended June 30, 2025, was $11.0 million, or $1.36 per diluted share, compared to $8.3 million, or $1.03 per diluted share, for the same period last year.

For the 2025 second quarter, pre-tax, pre-provision net income was $6.9 million, compared to $4.9 million for the same period of 2024. For the six months ended June 30, 2025, pre-tax, pre-provision net income was $12.7 million, compared to $9.7 million for the same period last year.  (See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.)

Balance Sheet

Total assets at June 30, 2025, increased 5.3% to a record $1.92 billion, compared to $1.83 billion at June 30, 2024. Total loans at June 30, 2025, were a record $1.58 billion, compared to $1.50 billion at June 30, 2024. The 5.6% year-over-year increase in total loans was primarily due to higher home equity lines of credit, commercial and industrial loans, residential real estate loans, non-owner occupied, and owner occupied loans, partially offset by a reduction in construction and other loans and multifamily loans.

The investment securities available-for-sale portfolio was $161.1 million at June 30, 2025, compared with $166.4 million at June 30, 2024.

Total liabilities at June 30, 2025, increased 5.4% to $1.71 billion, compared to $1.62 billion at June 30, 2024. Total deposits at June 30, 2025, were $1.59 billion, compared to $1.47 billion at June 30, 2024. The 8.4% year-over-year increase in deposits was primarily due to growth in money market and interest-bearing demand deposits, partially offset by declines in savings deposit accounts. Noninterest-bearing demand deposits were 24.2% of total deposits at June 30, 2025, compared to 26.3% at June 30, 2024. At June 30, 2025, the Company had brokered deposits of $165.1 million, compared to $86.5 million at June 30, 2024.

Michael C. Ranttila, Chief Financial Officer, stated, “Middlefield’s highly profitable financial model, disciplined loan pricing, and strong liquidity levels provides us with the flexibility to support both loan and operational growth. We continue to monitor our funding mix to support our loan portfolio at a reasonable cost, and such actions contributed to a seven-basis point reduction in our cost of funds since the beginning of the year.  Throughout the second half of 2025, we are focused on growing core deposits by improving the mix of commercial and industrial loans and growing treasury management relationships.”

Middlefield's CRE portfolio included the following categories at June 30, 2025:

		Percent of	Percent of	Weighted Average
(Dollar amounts in thousands)	Balance	CRE Portfolio	Loan Portfolio	Loan-to-Value

Multi-Family	$79,497	11.7%	5.0%	64.7%
Owner Occupied
Real Estate and Rental and Leasing	56,806	8.3%	3.6%	55.6%
Other Services (except Public Administration)	40,734	6.0%	2.6%	58.2%
Manufacturing	17,919	2.6%	1.1%	44.4%
Agriculture, Forestry, Fishing and Hunting	12,318	1.8%	0.8%	36.3%
Educational Services	11,844	1.7%	0.7%	50.1%
Other	57,024	8.3%	3.6%	54.1%
Total Owner Occupied	$196,645	28.7%	12.4%
Non-Owner Occupied
Real Estate and Rental and Leasing	333,645	49.0%	21.1%	54.8%
Accommodation and Food Services	40,430	5.9%	2.6%	57.0%
Health Care and Social Assistance	19,456	2.9%	1.2%	65.9%
Manufacturing	7,412	1.1%	0.5%	46.7%
Other	4,089	0.7%	0.3%	76.4%
Total Non-Owner Occupied	$405,032	59.6%	25.7%
Total CRE	$681,174	100.0%	43.1%

Stockholders' Equity and Dividends

At June 30, 2025, stockholders' equity was $216.1 million, compared to $206.8 million at June 30, 2024. The 4.5% year-over-year increase in stockholders' equity was primarily from higher retained earnings, partially offset by an increase in the unrealized losses on the available-for-sale investment portfolio. On a per-share basis, shareholders' equity at June 30, 2025, was $26.74, compared to $25.63 at June 30, 2024.

At June 30, 2025, tangible stockholders' equity(1) was $174.6 million, compared to $164.3 million at June 30, 2024. On a per-share basis, tangible stockholders' equity(1) was $21.60 at June 30, 2025, compared to $20.37 at June 30, 2024. (1)See non-GAAP reconciliation under the section “GAAP to Non-GAAP Reconciliations”.

For the six months ended June 30, 2025, the Company declared cash dividends of $0.42 per share, totaling $3.4 million. Beginning in the first quarter of 2025, the Company increased the quarterly cash dividend by $0.01, or 5% from the previous year's $0.20 per share quarterly cash dividend.

For the six months ended June 30, 2025, the Company did not repurchase any shares of its common stock.

At June 30, 2025, the Company's equity-to-assets ratio was 11.23%, compared to 11.31% at June 30, 2024.

Asset Quality

For the six months ended June 30, 2025, the Company recorded a recovery of credit losses of $506,000, compared to a recovery of credit losses of $87,000 for the same period of 2024.

Net recoveries were $18,000, or (0.03%) of average loans, annualized, for the six months ended June 30, 2025, compared to net recoveries of $29,000, or (0.01%) of average loans, annualized, for the same period of 2024.

Nonperforming loans at June 30, 2025, were $25.1 million, compared to $16.0 million at June 30, 2024. The year-over-year increase in nonperforming assets was primarily due to a $12.0 million loan moved to nonaccrual in the 2024 third quarter. The allowance for credit losses at June 30, 2025, stood at $22.3 million, or 1.41% of total loans, compared to $21.8 million, or 1.46% of total loans at June 30, 2024. The increase in the allowance for credit losses was mainly from changes in projected loss drivers, prepayment assumptions, curtailment expectations over the reasonable and supportable forecast period, and geographic footprint of unemployment data, as well as an overall increase in total loans.

Mr. Ranttila continued, “Asset quality demonstrates the success of our disciplined approach to credit quality and risk management, as nonperforming assets to total assets have improved to 1.30% at June 30, 2025, compared to 1.56% at March 31, 2025, and 1.62% at December 31, 2024.  Over the past six months, non-performing assets declined by $4.9 million from $30.0 million at December 31, 2024, primarily as a result of the successful payoff of one previously disclosed non-accruing loan.  In addition, reductions in the reserve against individually analyzed loans as well as the reserve for unfunded commitments drove a $506,000 recovery for credit losses in the second quarter. We continue to expect stable economic activity across our Central, Western and Northeast Ohio markets that will support loan demand and asset quality throughout 2025.”

About Middlefield Banc Corp.

Middlefield Banc Corp., headquartered in Middlefield, Ohio, is the Bank holding Company of The Middlefield Banking Company, with total assets of $1.92 billion at June 30, 2025. The Bank operates 21 full-service banking centers and an LPL Financial® brokerage office serving Ada, Beachwood, Bellefontaine, Chardon, Cortland, Dublin, Garrettsville, Kenton, Mantua, Marysville, Middlefield, Newbury, Orwell, Plain City, Powell, Solon, Sunbury, Twinsburg, and Westerville. The Bank also operates a Loan Production Office in Mentor, Ohio.

Additional information is available at www.middlefieldbank.bank

NON-GAAP FINANCIAL MEASURES

This press release includes disclosure of Middlefield Banc Corp.'s tangible book value per share, return on average tangible equity, and pre-tax, pre-provision for loan losses income, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP. The reconciliations of non-GAAP financial measures are included in the following Consolidated Financial Highlights tables below.

FORWARD-LOOKING STATEMENTS

This press release of Middlefield Banc Corp. and the reports Middlefield Banc Corp. files with the Securities and Exchange Commission often contain "forward-looking statements" relating to present or future trends or factors affecting the banking industry and, specifically, the financial operations, markets and products of Middlefield Banc Corp. These forward-looking statements involve certain risks and uncertainties. There are several important factors that could cause Middlefield Banc Corp.'s future results to differ materially from historical performance or projected performance. These factors include, but are not limited to: (1) a significant increase in competitive pressures among financial institutions; (2) changes in the interest rate environment that may reduce interest margins; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) less favorable than expected general economic conditions; (5) legislative or regulatory changes that may adversely affect businesses in which Middlefield Banc Corp. is engaged; (6) technological issues which may adversely affect Middlefield Banc Corp.'s financial operations or customers; (7) changes in the securities markets; or (8) risk factors mentioned in the reports and registration statements Middlefield Banc Corp. files with the Securities and Exchange Commission. Middlefield Banc Corp. undertakes no obligation to release revisions to these forward-looking statements or to reflect events or circumstances after the date of this press release.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	June 30,	March 31,	December 31,	September 30,	June 30,
Balance Sheets (period end)	2025	2025	2024	2024	2024
ASSETS
Cash and due from banks	$59,145	$56,150	$46,037	$61,851	$50,496
Federal funds sold	13,701	10,720	9,755	12,022	1,762
Cash and cash equivalents	72,846	66,870	55,792	73,873	52,258
Investment securities available for sale, at fair value	161,116	165,014	165,802	169,895	166,424
Other investments	1,014	1,021	855	895	881
Loans held for sale	152	-	-	249	-
Loans:
Commercial real estate:
Owner occupied	196,645	185,412	181,447	187,313	182,809
Non-owner occupied	405,032	413,621	412,291	407,159	385,648
Multifamily	79,497	88,737	89,849	94,798	86,951
Residential real estate	357,217	351,274	353,442	345,748	337,121
Commercial and industrial	257,519	235,547	229,034	213,172	234,702
Home equity lines of credit	156,297	147,154	143,379	137,761	131,047
Construction and other	123,531	122,653	103,608	111,550	132,530
Consumer installment	6,187	5,951	6,564	7,030	6,896
Total loans	1,581,925	1,550,349	1,519,614	1,504,531	1,497,704
Less allowance for credit losses	22,335	22,401	22,447	22,526	21,795
Net loans	1,559,590	1,527,948	1,497,167	1,482,005	1,475,909
Premises and equipment, net	20,304	20,494	20,565	20,528	20,744
Premises and equipment held for sale	1,015	-	-	-	-
Goodwill	36,356	36,356	36,356	36,356	36,356
Core deposit intangibles	5,112	5,362	5,611	5,869	6,126
Bank-owned life insurance	35,102	34,866	35,259	35,049	34,802
Accrued interest receivable and other assets	31,762	30,425	35,952	32,916	34,686
TOTAL ASSETS	$1,924,369	$1,888,356	$1,853,359	$1,857,635	$1,828,186

	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024
LIABILITIES
Deposits:
Noninterest-bearing demand	$386,248	$369,492	$377,875	$390,933	$387,024
Interest-bearing demand	221,146	222,953	208,291	218,002	206,542
Money market	466,935	481,664	414,074	376,619	355,630
Savings	184,534	189,943	197,749	199,984	192,472
Time	334,755	275,673	247,704	327,231	327,876
Total deposits	1,593,618	1,539,725	1,445,693	1,512,769	1,469,544
Federal Home Loan Bank advances	89,000	110,000	172,400	106,000	125,000
Other borrowings	11,557	11,609	11,660	11,711	11,762
Accrued interest payable and other liabilities	14,142	13,229	13,044	16,450	15,092
TOTAL LIABILITIES	1,708,317	1,674,563	1,642,797	1,646,930	1,621,398
STOCKHOLDERS' EQUITY
Common stock, no par value; 25,000,000 shares authorized, 9,960,503
shares issued, 8,081,193 shares outstanding as of June 30, 2025	162,195	162,195	161,999	161,916	161,823
Additional paid-in capital	811	515	246	108	-
Retained earnings	116,892	112,432	109,299	106,067	105,342
Accumulated other comprehensive loss	(22,937)	(20,440)	(20,073)	(16,477)	(19,468)
Treasury stock, at cost; 1,879,310 shares as of June 30, 2025	(40,909)	(40,909)	(40,909)	(40,909)	(40,909)
TOTAL STOCKHOLDERS' EQUITY	216,052	213,793	210,562	210,705	206,788

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,924,369	$1,888,356	$1,853,359	$1,857,635	$1,828,186

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
Statements of Income	2025	2025	2024	2024	2024	2025	2024

INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$25,122	$23,387	$23,308	$23,441	$23,422	$48,509	$45,817
Interest-earning deposits in other institutions	325	291	320	348	386	616	823
Federal funds sold	120	155	151	143	122	275	274
Investment securities:
Taxable interest	526	530	528	528	505	1,056	972
Tax-exempt interest	960	960	961	962	966	1,920	1,938
Dividends on stock	183	150	170	191	198	333	387
Total interest and dividend income	27,236	25,473	25,438	25,613	25,599	52,709	50,211
INTEREST EXPENSE
Deposits	8,789	7,885	8,582	8,792	8,423	16,674	15,889
Short-term borrowings	870	1,347	1,128	1,575	1,920	2,217	3,913
Other borrowings	140	143	173	173	173	283	357
Total interest expense	9,799	9,375	9,883	10,540	10,516	19,174	20,159
NET INTEREST INCOME	17,437	16,098	15,555	15,073	15,083	33,535	30,052
Provision for (recovery of) credit losses	(506)	95	(177)	2,234	87	(411)	(49)
NET INTEREST INCOME AFTER PROVISION
FOR (RECOVERY OF) CREDIT LOSSES	17,943	16,003	15,732	12,839	14,996	33,946	30,101
NONINTEREST INCOME
Service charges on deposit accounts	1,061	989	1,068	959	971	2,050	1,880
Gain (Loss) on equity securities	(7)	(34)	56	14	(27)	(41)	(79)
Earnings on bank-owned life insurance	230	493	230	246	227	723	454
Gain on sale of loans	39	24	64	56	69	63	79
Revenue from investment services	310	268	237	206	269	578	473
Gain on exchange of real estate	1,229	-	-	-	-	1,229	-
Gross rental income	-	-	-	-	-	-	67
Other income	216	204	259	262	251	420	682
Total noninterest income	3,078	1,944	1,914	1,743	1,760	5,022	3,556

NONINTEREST EXPENSE
Salaries and employee benefits	6,734	6,557	5,996	6,201	6,111	13,291	12,444
Occupancy expense	667	687	596	627	601	1,354	1,153
Equipment expense	248	225	221	203	261	473	501
Data processing costs	1,273	1,271	1,174	1,214	1,135	2,544	2,417
Ohio state franchise tax	399	399	390	399	397	798	794
Federal deposit insurance expense	267	267	293	255	256	534	507
Professional fees	521	598	611	539	557	1,119	1,115
Advertising expense	451	364	371	283	508	815	927
Software amortization expense	95	90	83	74	21	185	43
Core deposit intangible amortization	250	249	258	257	258	499	516
Loss on premises and equipment held for sale	693	-	-	-	-	693	-
Gross other real estate owned expenses	-	-	-	-	-	-	99
Other expense	2,053	1,486	1,810	1,819	1,797	3,539	3,351
Total noninterest expense	13,651	12,193	11,803	11,871	11,902	25,844	23,867

Income before income taxes	7,370	5,754	5,843	2,711	4,854	13,124	9,790
Income taxes	1,213	924	995	371	690	2,137	1,459

NET INCOME	$6,157	$4,830	$4,848	$2,340	$4,164	$10,987	$8,331

PTPP (1)	$6,864	$5,849	$5,666	$4,945	$4,941	$12,713	$9,741

(1) See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(Dollar amounts in thousands, except per share and share amounts, unaudited)

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024
Per common share data
Net income per common share - basic	$0.76	$0.60	$0.60	$0.29	$0.52	$1.36	$1.04
Net income per common share - diluted	$0.76	$0.60	$0.60	$0.29	$0.52	$1.36	$1.03
Dividends declared per share	$0.21	$0.21	$0.20	$0.20	$0.20	$0.42	$0.40
Book value per share (period end)	$26.74	$26.46	$26.08	$26.11	$25.63	$26.74	$25.63
Tangible book value per share (period end) (1) (2)	$21.60	$21.29	$20.88	$20.87	$20.37	$21.60	$20.37
Dividends declared	$1,697	$1,697	$1,616	$1,615	$1,613	$3,394	$3,226
Dividend yield	2.80%	3.05%	2.84%	2.76%	3.34%	2.81%	3.34%
Dividend payout ratio	27.56%	35.13%	33.33%	69.02%	38.74%	30.89%	38.72%
Average shares outstanding - basic	8,081,193	8,078,805	8,071,905	8,071,032	8,067,144	8,080,006	8,079,174
Average shares outstanding - diluted	8,113,572	8,097,545	8,092,357	8,086,872	8,072,499	8,107,066	8,084,529
Period ending shares outstanding	8,081,193	8,081,193	8,073,708	8,071,032	8,067,144	8,081,193	8,067,144

Selected ratios
Return on average assets (Annualized)	1.29%	1.04%	1.04%	0.50%	0.91%	1.17%	0.91%
Return on average equity (Annualized)	11.53%	9.22%	9.19%	4.45%	8.15%	10.39%	8.16%
Return on average tangible common equity (1) (3)	14.31%	11.48%	11.50%	5.58%	10.29%	12.92%	10.30%
Efficiency (4)	64.49%	65.22%	65.05%	67.93%	67.97%	64.83%	68.32%
Equity to assets at period end	11.23%	11.32%	11.36%	11.34%	11.31%	11.23%	11.31%
Noninterest expense to average assets	0.72%	0.65%	0.63%	0.66%	0.64%	1.36%	1.30%

(1) See section “GAAP to Non-GAAP Reconciliations” for the reconciliation of GAAP performance measures to non-GAAP measures.
(2) Calculated by dividing tangible common equity by shares outstanding.
(3) Calculated by dividing annualized net income for each period by average tangible common equity.
(4) The efficiency ratio is calculated by dividing noninterest expense less amortization of intangibles by the sum of net interest income on a fully taxable equivalent basis plus noninterest income.

	For the Three Months Ended					For the Six Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
Yields	2025	2025	2024	2024	2024	2025	2024
Interest-earning assets:
Loans receivable (1)	6.40%	6.17%	6.12%	6.19%	6.27%	6.29%	6.19%
Investment securities (1) (2)	3.64%	3.69%	3.63%	3.62%	3.59%	3.67%	3.56%
Interest-earning deposits with other banks	4.13%	3.57%	4.23%	4.27%	4.59%	3.84%	4.74%
Total interest-earning assets	6.03%	5.81%	5.78%	5.84%	5.92%	5.92%	5.85%
Deposits:
Interest-bearing demand deposits	2.49%	2.13%	2.07%	2.16%	1.93%	2.31%	1.90%
Money market deposits	3.53%	3.38%	3.81%	3.93%	3.95%	3.46%	3.88%
Savings deposits	0.86%	0.82%	0.75%	0.71%	0.64%	0.84%	0.61%
Certificates of deposit	3.66%	3.93%	4.21%	4.49%	4.57%	3.79%	4.32%
Total interest-bearing deposits	2.95%	2.82%	3.05%	3.17%	3.15%	2.89%	3.02%
Non-Deposit Funding:
Borrowings	4.54%	4.58%	4.93%	5.54%	5.60%	4.56%	5.60%
Total interest-bearing liabilities	3.06%	3.01%	3.21%	3.41%	3.45%	3.04%	3.34%
Cost of deposits	2.21%	2.10%	2.24%	2.33%	2.30%	2.16%	2.19%
Cost of funds	2.34%	2.30%	2.41%	2.58%	2.61%	2.32%	2.52%
Net interest margin (3)	3.88%	3.69%	3.56%	3.46%	3.51%	3.79%	3.53%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were determined using an effective tax rate of 21%.
(2) Yield is calculated on the basis of amortized cost.
(3) Net interest margin represents net interest income as a percentage of average interest-earning assets.

MIDDLEFIELD BANC CORP.

Consolidated Selected Financial Highlights

(unaudited)

	For the Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
Asset quality data	2025	2025	2024	2024	2024
(Dollar amounts in thousands, unaudited)
Nonperforming assets (1)	$25,052	$29,550	$29,984	$30,078	$15,961

Allowance for credit losses	$22,335	$22,401	$22,447	$22,526	$21,795
Allowance for credit losses/total loans	1.41%	1.44%	1.48%	1.50%	1.46%
Net charge-offs (recoveries):
Quarter-to-date	$(18)	$(209)	$151	$1,382	$(29)
Year-to-date	(227)	(209)	1,436	1,285	(97)
Net charge-offs (recoveries) to average loans, annualized:
Quarter-to-date	(0.00%)	(0.06%)	0.04%	0.36%	(0.01%)
Year-to-date	(0.03%)	(0.06%)	0.10%	0.11%	(0.01%)

Nonperforming loans/total loans	1.58%	1.91%	1.97%	2.00%	1.07%
Allowance for credit losses/nonperforming loans	89.15%	75.81%	74.86%	74.89%	136.55%
Nonperforming assets/total assets	1.30%	1.56%	1.62%	1.62%	0.87%

(1) Nonperforming assets consist of nonperforming loans.

MIDDLEFIELD BANC CORP.

GAAP to Non-GAAP Reconciliations

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended
(Dollar amounts in thousands, unaudited)	June 30,	March 31,	December 31,	September 30,	June 30,
	2025	2025	2024	2024	2024

Stockholders' equity	$216,052	$213,793	$210,562	$210,705	$206,788
Less goodwill and other intangibles	41,468	41,718	41,967	42,225	42,482
Tangible common equity	$174,584	$172,075	$168,595	$168,480	$164,306

Shares outstanding	8,081,193	8,081,193	8,073,708	8,071,032	8,067,144
Tangible book value per share	$21.60	$21.29	$20.88	$20.87	$20.37

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Six Months Ended

	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024

Average stockholders' equity	$214,144	$212,465	$209,864	$209,096	$205,379	$213,235	$205,330
Less average goodwill and other intangibles	41,589	41,839	42,092	42,350	42,607	41,714	42,609
Average tangible common equity	$172,555	$170,626	$167,772	$166,746	$162,772	$171,521	$162,721

Net income	$6,157	$4,830	$4,848	$2,340	$4,164	$10,987	$8,331
Return on average tangible common equity (annualized)	14.31%	11.48%	11.50%	5.58%	10.29%	12.92%	10.30%

Reconciliation of Pre-Tax Pre-Provision Income (PTPP)	For the Three Months Ended					For the Six Months Ended

	June 30,	March 31,	December 31,	September 30,	June 30,	June 30,	June 30,
	2025	2025	2024	2024	2024	2025	2024

Net income	$6,157	$4,830	$4,848	$2,340	$4,164	$10,987	$8,331
Add income taxes	1,213	924	995	371	690	2,137	1,459
Add provision for (recovery of) credit losses	(506)	95	(177)	2,234	87	(411)	(49)
PTPP	$6,864	$5,849	$5,666	$4,945	$4,941	$12,713	$9,741

MIDDLEFIELD BANC CORP.

Average Balance Sheets

(Dollar amounts in thousands, unaudited)

	For the Three Months Ended
	June 30,			June 30,
	2025			2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,576,050	$25,122	6.40%	$1,503,440	$23,422	6.27%
Investment securities (1) (2)	191,619	1,486	3.64%	191,752	1,471	3.62%
Interest-earning deposits with other banks (3)	61,012	628	4.13%	61,891	706	4.59%
Total interest-earning assets	1,828,681	27,236	6.03%	1,757,083	25,599	5.93%
Noninterest-earning assets	79,414			86,431
Total assets	$1,908,095			$1,843,514
Interest-bearing liabilities:
Interest-bearing demand deposits	$217,859	$1,353	2.49%	$209,965	$1,009	1.93%
Money market deposits	489,525	4,313	3.53%	337,937	3,320	3.95%
Savings deposits	188,999	404	0.86%	192,577	305	0.64%
Certificates of deposit	297,727	2,719	3.66%	333,542	3,789	4.57%
Short-term borrowings	77,666	870	4.49%	138,656	1,920	5.57%
Other borrowings	11,588	140	4.85%	11,791	173	5.90%
Total interest-bearing liabilities	1,283,364	9,799	3.06%	1,224,468	10,516	3.45%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	397,493			396,626
Other liabilities	13,094			17,042
Stockholders' equity	214,144			205,379
Total liabilities and stockholders' equity	$1,908,095			$1,843,514
Net interest income		$17,437			$15,083
Interest rate spread (4)			2.97%			2.48%
Net interest margin (5)			3.88%			3.52%
Ratio of average interest-earning assets to average interest-bearing liabilities			142.49%			143.50%

⁽¹⁾ Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $266 and $289 for the three months ended June 30, 2025 and 2024, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Three Months Ended
	June 30,			March 31,
	2025			2025
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,576,050	$25,122	6.40%	$1,537,337	$23,387	6.17%
Investment securities (1) (2)	191,619	1,486	3.64%	191,996	1,490	3.69%
Interest-earning deposits with other banks (3)	61,012	628	4.13%	67,661	596	3.57%
Total interest-earning assets	1,828,681	27,236	6.03%	1,796,994	25,473	5.81%
Noninterest-earning assets	79,414			84,542
Total assets	$1,908,095			$1,881,536
Interest-bearing liabilities:
Interest-bearing demand deposits	$217,859	$1,353	2.49%	$220,192	$1,154	2.13%
Money market deposits	489,525	4,313	3.53%	458,446	3,816	3.38%
Savings deposits	188,999	404	0.86%	192,931	388	0.82%
Certificates of deposit	297,727	2,719	3.66%	261,006	2,527	3.93%
Short-term borrowings	77,666	870	4.49%	120,238	1,347	4.54%
Other borrowings	11,588	140	4.85%	11,639	143	4.98%
Total interest-bearing liabilities	1,283,364	9,799	3.06%	1,264,452	9,375	3.01%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	397,493			390,354
Other liabilities	13,094			14,265
Stockholders' equity	214,144			212,465
Total liabilities and stockholders' equity	$1,908,095			$1,881,536
Net interest income		$17,437			$16,098
Interest rate spread (4)			2.97%			2.80%
Net interest margin (5)			3.88%			3.69%
Ratio of average interest-earning assets to average interest-bearing liabilities			142.49%			142.12%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $266 and $272 for the three months ended June 30, 2025 and March 31, 2025, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.

	For the Six Months Ended
	June 30,			June 30,
	2025			2024
	Average		Average	Average		Average
	Balance	Interest	Yield/Cost	Balance	Interest	Yield/Cost
Interest-earning assets:
Loans receivable ⁽¹⁾	$1,556,693	$48,509	6.29%	$1,489,992	$45,817	6.19%
Investment securities (1) (2)	191,807	2,976	3.67%	191,801	2,910	3.59%
Interest-earning deposits with other banks (3)	64,336	1,224	3.84%	63,015	1,484	4.74%
Total interest-earning assets	1,812,836	52,709	5.92%	1,744,808	50,211	5.85%
Noninterest-earning assets	81,979			88,291
Total assets	$1,894,815			$1,833,099
Interest-bearing liabilities:
Interest-bearing demand deposits	$219,026	$2,506	2.31%	$210,487	$1,986	1.90%
Money market deposits	473,985	8,130	3.46%	318,208	6,147	3.88%
Savings deposits	190,965	792	0.84%	196,828	594	0.61%
Certificates of deposit	279,366	5,246	3.79%	333,706	7,162	4.32%
Short-term borrowings	98,952	2,217	4.52%	141,507	3,913	5.56%
Other borrowings	11,614	283	4.91%	11,815	357	6.08%
Total interest-bearing liabilities	1,273,908	19,174	3.04%	1,212,551	20,159	3.34%
Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	393,923			398,417
Other liabilities	13,749			16,801
Stockholders' equity	213,235			205,330
Total liabilities and stockholders' equity	$1,894,815			$1,833,099
Net interest income		$33,535			$30,052
Interest rate spread (4)			2.88%			2.51%
Net interest margin (5)			3.79%			3.53%
Ratio of average interest-earning assets to average interest-bearing liabilities			142.31%			143.90%

(1) Tax-equivalent adjustments to calculate the yield on tax-exempt securities and loans were $538 and $570 for the six months ended June 30, 2025 and June 30, 2024, respectively.
(2) Yield is calculated on the basis of amortized cost.
(3) Includes dividends received on restricted stock.
(4) Interest rate spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income as a percentage of average interest-earning assets.